Exhibit 5-1


                              Nixon Peabody LLP
                                 Clinton Square
                              Post Office Box 1051
                         Rochester, New York 14603-1051
                                 (716) 263-1000
                               Fax: (716) 263-1600


                               September 28, 1999




PSINet Inc.
510 Huntmar Park Drive
Herndon, Virginia  20170



Gentlemen:

                  We have acted as counsel to PSINet Inc. (the "Company") in connection with the Registration Statement on Form S-8 filed today by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,620,000 shares of common stock, par value $0.01 per share (the "Common Stock"), which may be issued from time to time and relating to the PSINet 1999 Employee Stock Purchase Plan and the PSINet 1999 International Employee Stock Purchase Plan (collectively, the "Plans").

                  We have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Certificate of Incorporation of the Company, and all amendments thereto to the date hereof,
(ii) the Amended and Restated By-Laws of the Company, as amended to the date hereof (the "By-Laws"), and (iii) certified copies of certain resolutions duly adopted by the Board of Directors of the Company. As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purposed of the opinions expressed herein.

                  The opinions stated herein are limited to the federal laws of the United States, and the laws of the State of New York.

                  Based upon and subject to the conditions and limitations set forth herein, we are of the opinion that:

                  When the Registration Statement has become effective under the Act and the shares of Common Stock have been issued in accordance with the Plans, such shares of Common Stock issued will be duly authorized, validly issued, fully paid and non-assessable by the Company; as except as provided in
Section 630 of the New York Business Corporation Law.

                  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                           Very truly yours,

                              /s/ Nixon Peabody LLP